EXHIBIT 10.26

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE ("Agreement") is made and entered into this 23rd day of March 2000 (the "Effective Date"), by and between COMCAST CABLE COMMUNICATIONS, INC., a Pennsylvania corporation ("Comcast"), and 5TH AVENUE CHANNEL CORP., a Florida corporation ("5th Avenue").

                                   WITNESSETH:

         WHEREAS, Comcast (by and through its affiliate, CN8, The Comcast Network ("CN8") and 5th Avenue are involved in a dispute regarding (i) their respective rights and obligations under a Broadcast Agreement between CN8 and 5th Avenue dated September 22, 1999 (the "Broadcast Agreement") and (ii) the carriage on CN8 of certain live, satellite delivered, financial news and information programming produced by 5th Avenue (the "Dispute"); and

         WHEREAS, Comcast and 5th Avenue desire to resolve the Dispute in accordance with the provisions of this Settlement Agreement and Mutual Release.

         NOW, THEREFORE, Comcast and 5th Avenue, for themselves and on behalf of their respective parents, subsidiaries and affiliates, and their predecessors, successors and assigns, in consideration of the mutual covenants set forth herein, and intending to be legally bound hereby, agree as follows:

         1. In consideration of the mutual releases contained herein by 5th Avenue and Comcast, respectively, and the other terms and conditions of this Agreement, and in full satisfaction of any and all claims which 5th Avenue or Comcast may have against each other relating to the Dispute, Comcast and 5th Avenue have entered into a Carriage Agreement of even date herewith (the "Carriage Agreement").

         2. Comcast and 5th Avenue further acknowledge and agree that the Broadcast Agreement is hereby terminated and of no further force or effect of the date hereof.

         3. Subject to the provisions hereof, 5th Avenue and its parents, subsidiaries and affiliates, and their respective officers, directors, partners, principals, employees, agents, representatives, successors and assigns (collectively, the "5th Avenue Releasors"), do hereby remise release and forever discharge Comcast, its parents, subsidiaries and affiliates, and their respective officers, directors, partners, principals, employees, agents, representatives, successors and assigns (collectively, the "Comcast Releasees") of and from any and all debts, demands, actions, causes of action, manner of actions, suits, accounts, dues, covenants, agreements, judgments, controversies, damages and any and all claims, demands and liabilities of any nature whatsoever, both at law and in equity, whether known or unknown, which the 5th Avenue Releasors, or any of them, has as of the date hereof, may ever had had or hereafter may have against the Comcast Releasees, or any of them, related to or arising out of the Dispute and/or the Broadcast Agreement.

         4. Subject to the provisions hereof, Comcast and its parents, subsidiaries and affiliates, and their respective officers, directors, partners, principals, employees, agents, representatives, successors and assigns (collectively, the "Comcast Releasors"), do hereby


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remise, release and forever discharge 5th Avenue, its parents, subsidiaries and affiliates, and their respective officers, directors, partners, principals, employees, agents, representatives, successors and assigns (collectively, the "5th Avenue Releasees") of and from any and all debts, demands, actions, causes of action, manner of actions, suits, accounts, dues, covenants, agreements, judgments, controversies, damage and any and all claims, demands and liabilities of any nature whatsoever, both at law and in equity, whether known or unknown, which the Comcast Releasors, or any of them, has as of the date hereof, may have ever had or hereafter may have against the 5th Avenue Releasees, or any of them, related to or arising out of the Dispute and/or the Broadcast Agreement.

         5. The execution of this Agreement is not, and shall not be deemed to be, an admission or acknowledgment of any liability on the part of either party with respect to the subject matter hereof.

         6. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and shall be binding upon and shall inure to the benefits of the parties hereto and their respective predecessors, successors and assigns.

         7. This Agreement may not be changed or amended in any manner whatsoever except in writing signed by each of the parties hereto.

         8. This Agreement, together with the Carriage Agreement, constitutes the entire agreement between the parties to the subject matter hereof and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise, of any kind whatsoever.

         9. This Agreement shall not be subject to any claim of mistake of fact, fraud, duress or deception, and the parties hereto expressly waive any and all such claims.

         10. Each of the parties hereto warrants and represents that such party:
(a) has carefully read the terms of this Agreement and understands the contents of this Agreement; (b) is represented by counsel and has discussed the terms and provisions of this Agreement with its counsel; (c) fully understands the meaning and the effect of this Agreement; (d) has entered into and executed this Agreement upon its own free and voluntary act and deed, without compulsion of any kind; (e) is not relying upon any statement or representation of any person, and that no inducement except as herein expressed has been made to it; and (f) has the full power and authority to enter into this Agreement, to make the representations contained in this Agreement and to release the claims released hereby.

         11. The parties agree to execute or cause to be executed and to deliver or cause to be delivered any and all documents reasonably necessary to carry out the terms and conditions of this Agreement.

         12. If any person asserts any claim, demand or cause of action that is released hereby, after this Agreement is effective, then the party to the Agreement who released such claim, demand or cause of action shall defend, indemnify and hold harmless from any damages (including, without limitation, attorneys' fees) the party against whom such claim, demand or cause of action is asserted.

         13. This Agreement shall become effective upon the execution of this Agreement and the Carriage Agreement by the parties hereto.

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         14. The terms and existence of this Agreement shall be kept strictly confidential by and between the parties hereto.

         15. This Agreement may be executed in counterparts, in which case all such counterparts shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.

ATTEST:                            COMCAST CABLE
                                   COMMUNICATIONS, INC.

                                  By:
---------------------------          -------------------------------------------
                                     Name:
                                     Title:


ATTEST:                            5TH AVENUE CHANNEL CORP.


                                  By:
---------------------------          -------------------------------------------
                                     Name:
                                     Title:

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